                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the Registrant [X]

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary Proxy Statement    [ ] Confidential, For Use of the
                                           Commission Only (as Permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              DTE ENERGY COMPANY
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

[DTE ENERGY LOGO]

              2000 2ND AVENUE
              DETROIT, MICHIGAN 48226-1279

              1999 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

                   Day:             Wednesday, April 28, 1999

                   Time:            10:00 a.m. Detroit time

                   Place:            DTE Energy Building
                                     (Detroit Edison Plaza; see map on the last page)
                                     660 Plaza Drive
                                     Detroit, Michigan 48226

We invite you to attend the annual meeting of DTE Energy Company ("DTE" or "Company") to:

          1. Elect three directors.

          2. Ratify the appointment of Deloitte & Touche LLP by the Board of Directors as the independent auditors of DTE for the year 1999.

          3. Consider any other business that may properly come before the meeting or any adjournments of the meeting.

The Record Date for this annual meeting is March 1, 1999. Only shareholders of record at the close of business on that date can vote at the meeting.

For more information, please read this 1999 Proxy Statement.

This Notice of Annual Meeting, as well as the accompanying Proxy Statement and proxy card, will be mailed to DTE common stock shareholders on or about March 26, 1999.

Finally, it is important that your stock be represented at the meeting. Shareholders may vote their shares (1) by telephone, (2) via the internet or (3) by completing and mailing the enclosed proxy card in the return envelope. Specific instructions for voting by telephone or via the internet are attached to the proxy card. If you attend the meeting and vote at it, your vote at the meeting will replace an earlier vote.

                                    By Order of the Board of Directors

/s/ SUSAN M. BEALE                  /s/ ANTHONY F. EARLEY, JR.

Susan M. Beale                      Anthony F. Earley, Jr.
Vice President and Corporate        Chairman of the Board and Chief Executive
Secretary                           Officer and President and Chief Operating
                                    Officer







March 26, 1999

                   1999 PROXY STATEMENT OF DTE ENERGY COMPANY

                             QUESTIONS AND ANSWERS

Q:  WHAT IS A PROXY?

A: A Proxy is a document, also referred to as a "proxy card," on which you authorize someone else to vote for you, in the way that you want to vote. You may also choose to abstain from voting. THIS PROXY IS BEING SOLICITED BY DTE'S BOARD OF DIRECTORS.

Q:  WHAT IS A PROXY STATEMENT?

A: A Proxy Statement is a document, required by the Securities and Exchange Commission (the "S.E.C."), that, among other things, explains the items on which you are asked to vote on the proxy card.

Q:  WHAT IS THE PURPOSE OF THIS ANNUAL MEETING?

A:  At the 1999 DTE annual meeting, common stock shareholders are asked to:

    - Elect three directors. The nominees are Lillian Bauder, David Bing and Larry G. Garberding. (See pages 4 & 5)

    - Ratify Deloitte & Touche LLP as DTE's independent auditors. (See page 22)

    - Consider any other business that may properly come before the meeting or any adjournments of the meeting.

Q:  WHO IS ENTITLED TO VOTE?

A: Only holders of DTE's common stock at the close of business on March 1, 1999 (the Record Date), are entitled to vote at the annual meeting. Each share of common stock has one vote. Information on cumulative voting in the election of directors is shown on page 3.

Q:  HOW DO I VOTE?

A: Sign and date each proxy card that you receive and return it in the enclosed prepaid envelope. Proxies will be voted as you specify on each card. If you do not specify how to vote on either Item 1 or 2 on your proxy card, the shares represented by your proxy will be voted FOR 1 and 2. Your shares will also be voted on any other business that comes before the meeting. (See pages 4 and 22)

Q:  CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

A: Yes. If you hold your shares in your own name, you may vote by telephone or electronically through the internet by following the instructions attached to your proxy card.

    If your shares are registered in the name of a broker, bank or other nominee, you must contact the broker, bank or other nominee to find out whether you will be able to vote by telephone or electronically.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE VOTED?

A: Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. If you wish to change your vote by mail, you do so by a written request or a subsequently dated proxy, either of which must be received by the tabulator, Corporate Election Services, P.O. Box 535600, Pittsburgh, PA

    15253-9931. The last vote received prior to the meeting will be the one counted. You may also change your vote by voting in person at the annual meeting.

Q:  IS MY VOTE CONFIDENTIAL?

A: Yes, your vote is confidential. The tabulator and inspectors of election are not employees of the Company nor are they affiliated with the Company in any way.

    The Company may be advised whether you have voted. Also, shareholders' votes will be disclosed to the Company if a contested proxy solicitation occurs or if a disclosure is required by law.

Q:  WHAT SHARES ARE INCLUDED ON MY PROXY CARD?

A: The shares on your proxy card represent shares for which you have a certificate and also any shares you may have in the Company's Dividend Reinvestment and Stock Purchase Plan ("DRIP"). Shares owned by employees and retirees of DTE and its affiliates in the Detroit Edison Savings & Investment Plans ("SIP") are voted on a separate voting instruction form sent by the SIP trustee.

Q:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It indicates that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to register all your accounts in the same name and address. To do this contact Shareholder Services at 1-800-551-5009.

Q:  WHAT MAKES UP A QUORUM?

A: There were 145,060,367 shares of DTE's common stock outstanding on the Record Date. A majority of the outstanding shares present or represented by proxy at the meeting constitutes a quorum. A quorum is necessary to conduct an annual meeting.

Q:  HOW DOES THE VOTING WORK?

A:  - Each director requires approval from a plurality of the shares voted.
      Withholds are considered "no" votes.

    - You may withhold votes from one or more directors by writing their names in the space provided for that purpose on your proxy card. If you vote by telephone or electronically, follow the instructions attached to the proxy card.

    - Without prior notice to DTE, you may also cumulate votes for directors by multiplying the number of your shares by the number of directors to be elected and by casting all such votes either (a) for one candidate or (b) by distributing them among two or more candidates. You cannot vote for more than three directors.

    - Ratification of the appointment of auditors requires approval from a majority of the votes cast (excluding abstentions and broker non-votes).

Q:  WHO MAY ATTEND THE ANNUAL MEETING?

A: Any shareholder as of the Record Date may attend. Seating is limited and admission is on a first come basis.

                           ITEM 1. TO ELECT DIRECTORS

The Board of Directors is divided into three classes by the Amended and Restated Articles of Incorporation, as amended, of DTE. One class of directors is elected each year for a three-year term. The terms of directors in one class expire in 1999. The three directors in this class who have not reached the mandatory retirement age have been nominated for election for terms expiring in 2002. All of the nominees have consented to serve if elected. All are present members of the Board of Directors.

Proxies cannot be voted for more than three persons. The persons named on the enclosed proxy card will vote for the nominees named in this Proxy Statement, unless otherwise instructed by a shareholder. If any nominee becomes unable or unwilling to serve at the time of the meeting, the persons named in the enclosed proxy card have discretionary authority to vote for a substitute nominee or nominees. It is anticipated that all nominees will be available for election.

Information about each nominee for election at this meeting and each director continuing in office is given below. The Company's directors also serve as directors of The Detroit Edison Company ("Detroit Edison"), the Company's principal operating subsidiary. The dates shown for service as a director include service as a director of Detroit Edison.

        NOMINEES FOR ELECTION AT THIS MEETING FOR TERMS EXPIRING IN 2002


[BAUDER PHOTO]                           LILLIAN BAUDER, age 59                            Director since 1986
                                         - Vice President for Corporate Affairs, Masco Corporation, Taylor,
                                           Michigan, and President, Masco Charitable Trust (1995)
                                         - Formerly President and Chief Executive Officer, Cranbrook Educational
                                           Community, Bloomfield Hills, Michigan
                                         - Director of DTE, Detroit Edison and Comerica Bank and director or trustee of many community organizations
                                         - Rutgers University (B.A. from Douglass College) and University of
                                           Michigan (M.A. and Ph.D.)
                                         - Committees: Audit, Executive, Nuclear Review and Public Responsibility
                                           (Chair)
[BING PHOTO]                             DAVID BING, age 55                                Director since 1985
                                         - Chairman of The Bing Group, Detroit, Michigan. The Bing Group consists of Bing Steel, L.L.C.; Superb Manufacturing, Inc.; Bing Manufacturing,
                                           Inc.; Detroit Automotive Interiors, L.L.C. and Bing Blanking, L.L.C.
                                         - Director of DTE, Detroit Edison, Lear Corporation, Standard Federal
                                           Bank and Steelcase Inc.
                                         - Played professional basketball for 12 years; advisor to many youth groups and director of many civic groups
                                         - Syracuse University (B.A.)
                                         - Committees: Audit, Organization and Compensation and Special Committee
                                           on Compensation (Chair)

        NOMINEES FOR ELECTION AT THIS MEETING FOR TERMS EXPIRING IN 2002


                                         LARRY G. GARBERDING, age 60                      Director since 1990
[GARDERDING PHOTO]                       - Executive Vice President and Chief Financial Officer, DTE and Detroit
                                           Edison
                                         - Director of DTE and Detroit Edison and a director or trustee of many community and professional organizations
                                         - Iowa State University (B.S. in industrial administration)
                                         - Committees: Executive and Finance

               DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2001


                                         TERENCE E. ADDERLEY, age 65                      Director since 1987
[ADDERLEY PHOTO]                         - Chairman, President and Chief Executive Officer, Kelly Services, Inc.,
                                           Troy, Michigan
                                         - Director of DTE; Detroit Edison; Kelly Services, Inc. and director or trustee of many community and professional organizations
                                         - University of Michigan (B.B.A. and M.B.A.)
                                         - Committees: Executive, Finance and Organization and Compensation
                                           (Chair)
                                         ANTHONY F. EARLEY, JR., age 49                    Director since 1994
[EARLEY PHOTO]                           - Chairman of the Board and Chief Executive Officer and President and
                                           Chief Operating Officer (1998), DTE and Detroit Edison
                                         - Formerly President and Chief Operating Officer, DTE and Detroit Edison
                                           and President and Chief Operating Officer, Long Island Lighting
                                           Company, New York
                                         - Director of DTE, Detroit Edison, Comerica Bank and Mutual of America
                                           Capital Management Corporation and director or trustee of many community and professional organizations
                                         - University of Notre Dame (B.S. in physics, M.S. in engineering and
                                           J.D.)
                                         - Committee: Executive (Chair)
                                         ALLAN D. GILMOUR, age 64                         Director since 1995
[GILMOUR PHOTO]                          - Retired Vice Chairman of the Board, Ford Motor Company
                                         - Director of DTE; Detroit Edison; AP Automotive Systems, Inc.; The Dow
                                           Chemical Company; MediaOne Group, Inc.; The Prudential Insurance
                                           Company of America and Whirlpool Corporation and Chairman of the Henry
                                           Ford Health System
                                         - Harvard University (B.A. in economics) and University of Michigan
                                           (M.B.A.)
                                         - Committees: Corporate Governance, Finance (Chair) and Public
                                           Responsibility

               DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2001


[LEIPPRANDT PHOTO]                       THEODORE S. LEIPPRANDT, age 65                  Director since 1990
                                         - Retired President and Chief Executive Officer and Marketing Specialist,
                                           Cooperative Elevator Company, Pigeon, Michigan
                                         - Director of DTE and Detroit Edison, past president of Michigan
                                           Agri-Business Association and Michigan 4-H Foundation Board of Trustees
                                           and director or trustee of many church, community and professional organizations
                                         - Michigan State University (B.S. in animal science)
                                         - Committees: Audit and Nuclear Review

               DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2000


[BROOKS PHOTO]                           WILLIAM C. BROOKS, age 65                       Director since 1997
                                         - Chairman, The Brooks Group International, Ltd. (a holding company involved in human resources and economic development), Detroit,
                                           Michigan (1998)
                                         - Formerly Vice Chairman, Luftig and Warren (1998); Chairman, Entech HR
                                           Consulting Services (1997) and Vice President for Corporate Affairs,
                                           General Motors Corporation
                                         - Director of DTE; Detroit Edison; Louisiana-Pacific Corporation; United
                                           American Health Care Corporation; Complete Business Solutions, Inc. and
                                           Sigma Associates, Inc. and director or trustee of many professional and community organizations
                                         - Long Island University (B.A.), University of Oklahoma (M.B.A.) and
                                           Harvard Business School (Advanced Management Program)
                                         - Committees: Corporate Governance and Public Responsibility
[LOBBIA PHOTO]                           JOHN E. LOBBIA, age 57                           Director since 1988
                                         - Retired Chairman of the Board and Chief Executive Officer, DTE and
                                           Detroit Edison (1998)
                                         - Director of DTE, Detroit Edison and Rouge Industries and director or trustee of many community and professional organizations
                                         - University of Detroit (B.A. in electrical engineering)
                                         - Committees: Executive and Nuclear Review
[MILLER PHOTO]                           EUGENE A. MILLER, age 61                         Director since 1989
                                         - Chairman of the Board and Chief Executive Officer, Comerica
                                           Incorporated and Comerica Bank, Detroit, Michigan
                                         - Director of DTE, Detroit Edison, Comerica Incorporated, Comerica Bank
                                           and Amerisure Companies and director or trustee of many community and professional organizations
                                         - Detroit Institute of Technology (B.B.A.)
                                         - Committees: Finance, Organization and Compensation, Special Committee
                                           on Compensation and Corporate Governance

               DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2000


[RICHARD PHOTO]                          DEAN E. RICHARDSON, age 71                      Director since 1977
                                         - Retired Chairman of the Board, Manufacturers National Corporation,
                                           Detroit, Michigan
                                         - Director of DTE, Detroit Edison and the Automobile Club of Michigan and
                                           director or trustee of many community organizations
                                         - Michigan State University (B.A.) and University of Michigan (L.L.B.)
                                         - Committees: Audit (Chair), Executive, Finance, Organization and
                                           Compensation and Special Committee on Compensation

                     DIRECTORS NOT STANDING FOR RE-ELECTION

Mr. Alan E. Schwartz and Mr. William Wegner have reached mandatory retirement age and are not standing for re-election.

Mr. Schwartz, a partner in the law firm Honigman Miller Schwartz and Cohn, served as a director for 30 years. Mr. Wegner, an expert in nuclear power, served as a director for nine years.

Directors and management express their deep appreciation to Mr. Schwartz and Mr. Wegner for their years of dedicated service as directors of the Company.

[SCHWARTZ PHOTO]                             [WEGNER PHOTO]
ALAN E. SCHWARTZ                             WILLIAM WEGNER

                           BOARD AND BOARD COMMITTEES

- All directors are on the Boards of both DTE and Detroit Edison. The Boards met 10 times in 1998. Most of the directors attended 100 percent of the Board and committee meetings and all directors attended at least 77 percent of the meetings.

- The DTE and Detroit Edison Boards both have standing committees for Audit, Executive, Finance, Organization and Compensation and Public Responsibility. DTE has a Corporate Governance (formerly Nominating) Committee and a Special Committee on Compensation. Detroit Edison has a Nuclear Review Committee.

- With the exception of the Executive Committee, which has the authority to act on most matters when the Board is not in session, and the Special Committee on Compensation, which has authority to act on certain compensation matters, all other committees act in an advisory capacity to the full Board of Directors.

AUDIT COMMITTEE (4 MEETINGS IN 1998)
- Reviews scope of the annual audit and the annual audit report of the independent auditors.
- Recommends the firm of independent auditors to do such audits.
- Considers non-audit functions proposed to be done by the independent auditors.
- Reviews the functions performed by the internal audit staff.
- Determines whether the recommendations of auditors are satisfactorily implemented.
- Recommends special studies or actions.

EXECUTIVE COMMITTEE (1 MEETING IN 1998)
- Has authority to act on most matters when the Board of Directors is not in session.

FINANCE COMMITTEE (3 MEETINGS IN 1998)
- Reviews matters related to the capital structure.
- Recommends dividend policy.
- Reviews financial planning policies and goals.

CORPORATE GOVERNANCE COMMITTEE (5 MEETINGS IN 1998)
- Reviews and assists the full Board with corporate governance matters.
- Considers the organizational structure of the Board of Directors.
- Assists the full Board in the selection of the nominees for the Board of Directors.
- Reviews nominations from shareholders. The Bylaws of the Company require that recommendations for nominations be in writing and addressed to the Corporate Secretary of the Company at its principal business address. Recommendations should include (a) the qualifications of the proposed nominee to serve on the Board of Directors, (b) the principal occupations and employment of the proposed nominee during the past five years, (c) each directorship currently held by the proposed nominee and (d) a statement from the proposed nominee that he or she has consented to the submission of the recommendation.

NUCLEAR REVIEW COMMITTEE (9 MEETINGS IN 1998)
- Provides non-management oversight and review of the Fermi 2 nuclear power plant.

ORGANIZATION AND COMPENSATION COMMITTEE (8 MEETINGS IN 1998)
- Comprised of five non-employee directors. Reviews recommendations and approves, subject to Board of Director approval, the compensation for vice presidents and higher.
- Assists in the selection of officers to assure that there are successors for each office.

PUBLIC RESPONSIBILITY COMMITTEE (FORMED IN 1998; 1 MEETING IN 1998)
- Monitors the Company's performance as a responsible corporate citizen including its performance with respect to people.

SPECIAL COMMITTEE ON COMPENSATION (5 MEETINGS IN 1998)
- Comprised entirely of disinterested directors. Administers the Long-Term Incentive Plan (the "LTIP") in accordance with certain Internal Revenue Code requirements.

                               BOARD COMPENSATION

During 1998, the compensation paid to directors was revamped to emphasize equity compensation. As of January 1, 1999, cash compensation was reduced, equity compensation was increased and the directors' retirement plan was eliminated for future service.

Compensation for 1998 and the changes made beginning January 1, 1999, are described below.

- CASH COMPENSATION
  - 1998 Compensation
     - Cash retainer of $22,000.
     - Committee chair retainer of $4,000 per committee except $8,000 for chairing the Nuclear Review Committee which has an unusually heavy work load. No retainer was paid for chairing the Executive Committee.
     - Committee member retainer of $4,000 per committee except $8,000 for service on the Nuclear Review Committee. No compensation was paid for service on the Executive Committee and the Special Committee on Compensation.
     - Board meeting fees of $1,000 per meeting attended.
     - Committee meeting fees of $750 per committee meeting attended on days other than the day of or the day before a board meeting.

  - 1999 Compensation
     - Cash retainer of $35,000.
     - Committee chair retainer of $4,000 per committee except $8,000 for chairing the Nuclear Review Committee.
     - No Committee member retainer except $4,000 for service on the Nuclear Review Committee.
     - No meeting fees.

- EQUITY COMPENSATION
  - 1998 Compensation
     - 500 shares of common stock

  - 1999 Compensation
     - 900 shares of phantom common stock with all imputed dividends reinvested.

- DIRECTORS' RETIREMENT PLAN
  - 1998
     - Non-employee directors with a minimum of five years of Board service were eligible for retirement benefits of a monthly amount of 1/12 of the annual retainer in effect at the time of retirement, during the life of the director, for the number of months of service on the Board while not an employee. Retirement payments end upon the death of a director.

  - 1999
     - The directors' retirement plan was eliminated for future service. Benefits were frozen as of December 31, 1998, and all non-employee directors were deemed vested on that date. No further benefits will be accrued.

- DIRECTOR DEFERRED COMPENSATION PLAN
  - 1998 Plan
     - DTE and Detroit Edison each maintained an unfunded deferred compensation plan which permitted non-employee directors to defer receipt of any part of their annual retainer and meeting fees.
     - Deferred fees accrued in an unfunded account for future payment with interest accrued monthly at the 5-year U.S. Treasury Bond rate.

  - 1999 Plan
     - The DTE and Detroit Edison plans were merged.
     - In addition to the account described above, deferred fees may also be invested in phantom shares of DTE common stock with all imputed dividends reinvested.

Employee directors receive no payment for service as directors. Non-employee directors do not receive additional compensation for service on the Detroit Edison board, other than as described above for service on the Nuclear Review Committee. Directors are reimbursed for out-of-pocket expenses incurred to attend meetings.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    -------------------------------------------------------------------------------------------------
                                                                                          PERCENT
                                                                 AMOUNT AND NATURE OF       OF
    TITLE OF CLASS          NAME OF BENEFICIAL OWNERS            BENEFICIAL OWNERSHIP*     CLASS
    -------------------------------------------------------------------------------------------------
     Common Stock    Capital Research & Management Company            7,865,000            5.42
                     333 South Hope Street
                     Los Angeles, CA 90071
    -------------------------------------------------------------------------------------------------

     * Capital Research and Management Company has reported on Schedule 13G that, at December 31, 1998, it is the beneficial owner of, with investment power over, 7,865,000 shares of the Company's common stock as a result of acting as an investment advisor to various investment companies. The report indicated that the shares are held solely for investment purposes in the ordinary course of business and not with the purpose or effect of changing or influencing control.

            SECURITY OWNERSHIP OF MANAGEMENT AND BOARD OF DIRECTORS

    ---------------------------------------------------------------------------------------------------
                                                                               AMOUNT AND NATURE OF
                                                                               BENEFICIAL OWNERSHIP
                                                                                  AS OF MARCH 1,
    TITLE OF CLASS                 NAME OF BENEFICIAL OWNERS                         1999 (1)
    ---------------------------------------------------------------------------------------------------
      Common         Terence E. Adderley                                               3,540(2)
    ---------------------------------------------------------------------------------------------------
      Common         Gerard M. Anderson                                               18,679(3)
    ---------------------------------------------------------------------------------------------------
      Common         Lillian Bauder                                                    3,606(2)
    ---------------------------------------------------------------------------------------------------
      Common         David Bing                                                        2,711(2)
    ---------------------------------------------------------------------------------------------------
      Common         William C. Brooks                                                 3,010(2)
    ---------------------------------------------------------------------------------------------------
      Common         Robert J. Buckler                                                19,115(3)
    ---------------------------------------------------------------------------------------------------
      Common         Anthony F. Earley, Jr.                                           60,783(3)
    ---------------------------------------------------------------------------------------------------
      Common         Larry G. Garberding                                              26,776(3)
    ---------------------------------------------------------------------------------------------------
      Common         Allan D. Gilmour                                                  3,311(2)
    ---------------------------------------------------------------------------------------------------
      Common         Douglas R. Gipson                                                12,824(3)
    ---------------------------------------------------------------------------------------------------
      Common         Theodore S. Leipprandt                                            3,313(2)
    ---------------------------------------------------------------------------------------------------
      Common         John E. Lobbia                                                   41,345(3)
    ---------------------------------------------------------------------------------------------------
      Common         Eugene A. Miller                                                  3,516(2)
    ---------------------------------------------------------------------------------------------------
      Common         Dean E. Richardson                                                4,311(2)
    ---------------------------------------------------------------------------------------------------
                     Directors and officers as a group
      Common         (25 persons)                                                    290,594(3)
    ---------------------------------------------------------------------------------------------------

(1) Directors and officers owned not more than 1 percent individually and in the aggregate of the outstanding common stock of the Company or its affiliates. Voting power and investment power in many instances are shared with a joint tenant, generally a spouse.

(2) Includes 900 shares of phantom common stock awarded to directors on January 1, 1999, pursuant to the newly established Deferred Stock Compensation Plan for Non-Employee Directors. Also includes shares of phantom common stock held by directors who participate in the Plan for Deferring the Payment of Directors' Fees and who selected the phantom common stock investment option. Also includes phantom shares deemed purchased with imputed dividends.

(3) Includes restricted shares, unvested as of March 1, 1999, of DTE common stock awarded under DTE's LTIP to Messrs. Anderson, Buckler, Earley, Garberding, Gipson and Lobbia of 15,750; 12,000; 28,000; 14,500; 8,500 and
    19,050 shares, respectively, and a total of 173,800 restricted shares for the group of 25 persons. Also includes equivalent shares held in the SIP and equivalent phantom shares deemed to be held in the Savings Reparation Plan ("SRP") as of March 1, 1999. Also for Mr. Earley, includes the unvested portion of 30,000 shares of restricted stock subject to vesting at time intervals, awarded upon his election to the position of Chairman, of which 10,000 shares have vested as of March 1, 1999. All restricted stock will vest in the event of a change in control of the Company.

             REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

The Organization and Compensation Committee ("Committee") of the Board of Directors is made up of five non-employee directors. The Committee reviews recommendations and approves, subject to Board agreement, the compensation of those executives who are at the level of vice president and higher, including the individuals whose compensation is detailed in this Proxy Statement. The Committee has retained an independent consultant to review the executive compensation program. The executive compensation program considers changes in the electric utility industry and the expansion and success of non-regulated businesses. New approaches to compensation consistent with the transition to a competitive energy industry are also considered.

Q:  WHICH EXECUTIVES ARE DISCUSSED IN THIS REPORT?

A: Mr. Lobbia served as Chairman of the Board and Chief Executive Officer of DTE and Detroit Edison until July 31, 1998, when he relinquished those titles. Under Detroit Edison's normal policies covering accrued vacation and retirement, Mr. Lobbia remained an employee for the remainder of the year (although on vacation much of the time), and the compensation reported is for all of 1998. Mr. Earley continued as President and Chief Operating Officer and was elected Chairman of the Board and Chief Executive Officer of DTE and Detroit Edison effective August 1, 1998. Effective August 1, 1998, Mr. Anderson, who was formerly Executive Vice President of DTE and Detroit Edison, was elected President of DTE Energy Resources of DTE and Detroit Edison; and Mr. Buckler, who was formerly Executive Vice President of DTE and Detroit Edison, was elected President of DTE Energy Distribution of DTE and Detroit Edison. Mr. Garberding was the Executive Vice President and Chief Financial Officer for DTE and Detroit Edison for all of 1998. Messrs. Anderson, Buckler, Earley and Garberding are members of the DTE and Detroit Edison Office of the President. Mr. Gipson was a Senior Vice President for Detroit Edison for all of 1998.

Q:  WHAT IS OUR EXECUTIVE COMPENSATION POLICY?

A:  DTE's principal business activities are carried out through Detroit Edison.

    - CORPORATE GOALS: DTE's executive compensation program, which has been adopted by Detroit Edison, rewards executives for achieving corporate goals and superior results. Executives are compensated for (1) enhancing shareholder and customer value, (2) supporting performance-oriented behavior at all levels of the Company and (3) achieving those results in a manner consistent with the Company's values. This policy (a) motivates key executives to achieve corporate goals, (b) links executive and shareholder interests, (c) attracts and assists in the retention of key executives and
      (d) provides a compensation package that recognizes individual contributions to corporate performance, including the results of affiliates.

    - TOTAL COMPENSATION: To determine total compensation for executive officers, an evaluation is made of (1) the responsibilities of the position held, (2) the experience and performance of the individual, (3) the competition for executive talent and retention issues and (4) comparisons to comparable positions at other energy companies in the Comparative Market.

    In 1996, the key elements of our program were base salary, the Shareholder Value Improvement Plan (the "SVIP") and the LTIP, including restricted stock grants. In 1997 and 1998, the Executive Incentive Plan (the "EIP") and stock options under the LTIP were added as elements to this program. The Special Committee on Compensation administers the LTIP and compensation matters arising under Section 162(m) of the Internal Revenue Code ("IRC"). It is composed entirely of disinterested directors. Awards made by the Special Committee on Compensation are considered by this Committee in determining overall compensation policy. Policies concerning each of these elements, including the basis for the compensation awarded to Messrs. Earley and Lobbia, are discussed below. In 1998, Mr. Earley also was granted restricted stock as discussed in Footnote 5 to the Summary Compensation Table.

Q:  WHAT COMPARISON GROUPS DO WE USE?

A: The compensation program is reviewed annually and DTE's executive compensation, business performance and total shareholder return are compared to several groups of electric utilities and electric utility holding companies as follows:

    - FOR SHAREHOLDER RETURN: The appropriate comparison group is the Dow Jones Electric Utility Industry Group ("DJEUIG") since shareholder return information is available for each of these companies.

    - FOR TOTAL COMPENSATION: The comparison group is a group of utilities (including utility holding companies) selected on the basis of revenues generated, availability of compensation information, financial performance and geographic area (the "Comparative Market"). The companies in this group may change from year to year. Total compensation is competitive with the Comparative Market, taking into account DTE's relative performance.

Q:  HOW DO WE DETERMINE BASE SALARY?

A:  Annual increases, if any, in each officer's base salary are determined by
    (1) considering the market position of the salary, (2) using subjective judgment in evaluating the performance of DTE, (3) evaluating the performance of each executive officer and (4) the amount of time elapsed since the last base salary increase. The Chairman's evaluation of each officer at the level of vice president and higher is considered. The evaluation is based in part on whether the officer attained individual objectives established for the year. Based on the factors discussed above, Mr. Lobbia's 1998 base salary was increased to remain at the median of the Comparative Market. Also, based on the factors discussed above, as well as Mr. Earley's assumption of additional responsibilities when he was elected Chairman and Chief Executive Officer, Mr. Earley's base salary increased; however, his base salary is below the median of the Comparative Market. The 1998 base salary of Mr. Garberding is above the median of the Comparative Market and the base salaries of Messrs. Anderson, Buckler and Gipson are below the median.

Q:  IS ANY OF THE EXECUTIVES' PAY AT RISK?

A: Yes, the Company has both annual and long-term incentive plans that put a significant amount of the executives' pay at risk.

Q:  HOW DO WE DETERMINE ANNUAL INCENTIVES?

A: - SHAREHOLDER VALUE IMPROVEMENT PLAN FOR CASH AWARDS: All Detroit Edison employees, including executive officers, are eligible for the SVIP. Measures are established for all participants and each measure is weighted. For 1998, four categories, weighted as follows, were established for executives -- financial (45 percent), safety (9 percent), customer satisfaction (18 percent) and leadership initiative (28 percent).

    - EXECUTIVE INCENTIVE PLAN FOR CASH AWARDS: In 1998, the EIP had four annual measures weighted as follows -- Fermi plant performance (30 percent), electric industry restructuring (30 percent), employee satisfaction (10 percent), new business growth, including earnings and the establishment of new businesses (20 percent) and Year 2000 compliance (10 percent). However, if no awards are paid under the SVIP, then no awards are paid under EIP.

    For both SVIP and EIP, award amounts are paid to executive officers from a fund established by multiplying (1) the base pay of the eligible executive officers by (2) the performance measure weight and (3) the award opportunity percentage that was achieved for each performance measure. This Committee makes award recommendations to the Board and the Board grants awards in such amounts, if any, as it deems appropriate. Awards under these plans may be deferred, at the option of the recipient, for one to five years, with interest accrued at the 5-year U.S. Treasury Bond rate.

Q:  HOW DO WE USE COMPENSATION TO FOCUS MANAGEMENT ON LONG-TERM VALUE?

A:  Long-Term Incentive Plan:

    - REASONS FOR THE PLAN: The LTIP was approved by the shareholders in 1995. It expands DTE's flexibility to structure compensation incentives for officers and other key employees by rewarding long-term growth and profitability in the emerging competitive electric industry. The Special Committee on Compensation independently administers the LTIP. Certain key employees of DTE and its affiliates, including Detroit Edison, may be granted stock-based compensation. Although this results in more pay at risk, stock ownership helps attract and retain qualified employees. It also encourages employees to pursue and sustain DTE's financial success by achieving corporate goals. The amount of stock options and restricted stock awarded to each executive was determined by reference to executive level, responsibility, retention issues and contributions to the overall success of the Company.

    - RESTRICTED STOCK: Restricted stock awards were made by this Committee in 1995 and 1996. The 1995 award provided for vesting cycles ending December 31, 1996; December 31, 1997; and December 31, 1998; with actual vesting dependent upon the annual achievement of measures related to total shareholder return, customer satisfaction and manufacturing customer price. Based upon the achievement of the measures, at December 31, 1996; December 31, 1997; and December 31, 1998; 45 percent, 29 percent and 50.5 percent, respectively, of the scheduled portion of the 1995 award vested. The 1996 award will vest, based on the achievement of the measures, on December 31, 1999.

       In 1997, the Special Committee on Compensation assumed responsibility for the LTIP. In 1997 and 1998, restricted stock awards, with restriction periods ending on December 31, 2000, and December 31, 2001, respectively, were made. In 2000, vesting will be determined after consideration of the achievement of performance measures for the restriction period which are related to total shareholder return, customer satisfaction and production cost. In 2001, vesting will be dependent upon the achievement, for the restriction period, of those measures and a nuclear plant performance measure.

    - STOCK OPTIONS: In 1997 and 1998, the Special Committee on Compensation awarded nonqualified stock options as part of the continuing program to link executive compensation to overall corporate performance.

Q:  HOW HAVE WE RESPONDED TO IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION?

A: COMPENSATION BASED ON PERFORMANCE: Under Section 162(m) of the IRC the
   Company cannot deduct executive compensation over $1 million on its Federal income tax return unless it is (1) based on performance and (2) paid under a plan that meets IRC requirements. Continued reliance on performance-based compensation programs designed to fulfill future corporate business objectives at all levels of the Company is expected. Although these programs are expected to satisfy the requirements of Section 162(m), it may be appropriate in certain circumstances to use performance-based plans that may not meet all of the IRC requirements or for the Committee to consider deferral programs for compensation in excess of $1 million. This is particularly true during the transition to a competitive electric utility industry and the development of new businesses.

ORGANIZATION AND COMPENSATION COMMITTEE
Terence E. Adderley, Chair
David Bing
Eugene A. Miller
Dean E. Richardson
Alan E. Schwartz

                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------------------------
                                         ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                                       -----------------------------------------------------------------------
                                                                              AWARDS                 PAYOUTS
                                                                   -------------------------------------------        ALL
                                                                                      SECURITIES       LTIP          OTHER
NAME AND PRINCIPAL POSITION                                          RESTRICTED       UNDERLYING    PAYOUTS($)    COMPENSATION
          IN 1998              YEAR    SALARY($)    BONUS($)(1)    STOCK AWARDS($)    OPTIONS(#)      (2)(3)         ($)(4)
            (A)                (B)        (C)           (D)              (F)             (G)           (H)            (I)
----------------------------------------------------------------------------------------------------------------------------------
 John E. Lobbia                1998    $697,500      $227,676                                0       $121,011       $41,850
  Chairman of the Board        1997     650,000       224,120                           35,000         61,056        39,000
  and Chief Executive
  Officer until July 31,       1996     636,539             0                                0         86,569        34,963
  1998 (DTE and Detroit
  Edison)
----------------------------------------------------------------------------------------------------------------------------------
 Anthony F. Earley, Jr.        1998    $617,693      $250,810       $1,160,622(5)       25,000       $ 67,255       $26,503
  Chairman of the Board,       1997     498,462       151,951                           25,000         33,916        22,540
  Chief Executive Officer      1996     454,615             0                                0         48,094        16,892
  (effective August 1,
  1998) and President and
  Chief Operating Officer
  (DTE and Detroit Edison)
----------------------------------------------------------------------------------------------------------------------------------
 Larry G. Garberding           1998    $367,730      $121,718                           10,000       $ 40,337       $24,259
  Executive Vice President     1997     348,001        92,178                           15,000         20,364        22,806
  and Chief Financial          1996     345,039             0                                0         28,856        18,352
  Officer (DTE and Detroit
  Edison)
----------------------------------------------------------------------------------------------------------------------------------
 Robert J. Buckler             1998    $314,384      $111,222                           10,000       $ 33,627       $19,355
  President and Chief          1997     268,539        71,130                           15,000         16,958        16,889
  Operating Officer DTE        1996     228,768             0                                0         24,047        12,185
  Energy Distribution
  (effective August 1,
  1998) (DTE and Detroit
  Edison)
----------------------------------------------------------------------------------------------------------------------------------
 Gerard M. Anderson            1998    $311,153      $110,153                           10,000       $ 70,090       $17,969
  President and Chief          1997     256,539       117,952                           15,000         10,182        15,780
  Operating Officer DTE        1996     214,615        20,000                                0         14,428        10,939
  Energy Resources
  (effective August 1,
  1998) (DTE and Detroit
  Edison)
----------------------------------------------------------------------------------------------------------------------------------
 Douglas R. Gipson             1998    $251,923      $ 83,387                           10,000       $ 26,918       $15,525
  Senior Vice-President        1997     230,000        60,922                           12,000         13,553        13,645
  Nuclear Generation           1996     227,308             0                                0         19,238        12,100
  Detroit Edison
----------------------------------------------------------------------------------------------------------------------------------

(1) Includes awards for Messrs. Lobbia, Earley, Garberding, Anderson, Buckler and Gipson under the SVIP and EIP and, for 1996 and 1997, a cash award for Mr. Anderson.

(2) Includes the value at January 27, 1997, January 22, 1998, and February 23, 1999 (the dates that performance was certified), of the portion of the 1995 LTIP award that became unrestricted as the result of meeting the performance criteria described previously. For 1998, includes the value of a

    1997 restricted stock grant to Mr. Anderson that vested as a result of the performance of an affiliate project.

(3) The number and value of the aggregate performance restricted stock holdings of the named officers as of December 31, 1998, based on the market value on that day without giving effect to the diminution of value attributed to restrictions on such stock, are: Mr. Lobbia, 36,000 shares or $1,545,750; Mr. Earley, 31,334 shares or $1,345,494; Mr. Garberding, 16,500 shares or $708,469; Mr. Anderson, 18,000 shares or $772,875; Mr. Buckler, 13,667 shares or $586,827; and Mr. Gipson, 9,834 shares or $422,247. The holders of restricted stock receive the same cash dividends as other shareholders owning the common stock. All restricted stock will vest in the event of a change in control of the Company.

(4) Includes matching contributions by Detroit Edison to the SIP. Under the SIP, which is a qualified defined-contribution plan, Detroit Edison makes matching contributions periodically on behalf of the participants. These matching contributions are limited to 6 percent of a participant's salary up to $160,000 for 1998. For 1998, Messrs. Lobbia, Earley, Garberding, Anderson, Buckler and Gipson were credited with matching contributions of $9,600; $7,200; $9,600; $9,600; $9,600; and $9,600, respectively. During
    1998, $995; $2,195; $811; $492; and $409 were reimbursed to Messrs. Earley,
    Garberding, Anderson, Buckler and Gipson, respectively, for the payment of taxes on the value of services provided by Deloitte & Touche LLP, which services the officers were required to use. Also includes amounts matched by Detroit Edison pursuant to the SRP. The SRP provides that up to 15 percent (18 percent in 1999) of compensation in excess of $160,000 may be deferred. Matching contributions are limited to 6 percent of the salary in excess of this amount. The value of the account will appreciate or depreciate based on the market value attributed to the employee's account. SRP account balances are paid only in cash to participants upon termination of employment. For 1998, Messrs. Lobbia, Earley, Garberding, Anderson, Buckler and Gipson were credited with matching SRP contributions of $32,250; $18,308; $12,464; $7,558; $9,263 and $5,515, respectively.

(5) For 1998, includes an award made concurrently with Mr. Earley's election as Mr. Lobbia's successor as Chairman and Chief Executive Officer by the Special Committee on Compensation of 30,000 shares of the Company's common stock. This award encouraged Mr. Earley to continue his employment with Detroit Edison and also furthered the Company's policy of linking executive and shareholder interests. Because of the number of chief executive officer positions available industry-wide, the Board wanted to ensure that Mr. Earley did not leave prior to becoming Chairman and that he stayed for a reasonable period to ensure the stability of the leadership team. This award does not fully vest until August 2000. The award is valued as of March 23, 1998, the date the award was made.

           LONG-TERM INCENTIVE PLAN -- AWARDS IN THE LAST FISCAL YEAR

                                                                         -------------------------------------
                                                                            ESTIMATED FUTURE PAYOUTS UNDER
                                                                            NON-STOCK PRICE BASED PLANS($)
--------------------------------------------------------------------------------------------------------------
                                       NUMBER      PERFORMANCE PERIOD    THRESHOLD     TARGET     MAXIMUM
               NAME                   OF SHARES       UNTIL PAYOUT           $           $           $
               (A)                       (B)              (C)               (D)         (E)         (F)
--------------------------------------------------------------------------------------------------------------
 John E. Lobbia                             0                 0              0               0           0
--------------------------------------------------------------------------------------------------------------
 Anthony F. Earley, Jr.                10,000           4 years              0        $187,188    $374,375
--------------------------------------------------------------------------------------------------------------
 Larry G. Garberding                    4,500           4 years              0        $ 84,234    $168,469
--------------------------------------------------------------------------------------------------------------
 Gerard M. Anderson                     4,500           4 years              0        $ 84,234    $168,469
--------------------------------------------------------------------------------------------------------------
 Robert J. Buckler                      4,500           4 years              0        $ 84,234    $168,469
--------------------------------------------------------------------------------------------------------------
 Douglas R. Gipson                      2,500           4 years              0        $ 46,797    $ 93,594
--------------------------------------------------------------------------------------------------------------

The awards of restricted stock shown in the table above were made in 1998 pursuant to the LTIP. As described in the Report of the Organization and Compensation Committee, at the end of the restriction period, some or all of such shares may become non-forfeitable based on the level of satisfaction of performance. If minimum performance criteria are not met, all shares will be forfeited and the pay out will be zero. Amounts shown in the table in Column (e) "Target" reflect attainment of 50 percent of the maximum performance under the vesting criteria established for the awards and are based on the average of the high and low stock price on the New York Stock Exchange Composite Index on the date of the grant.

The following table provides information about stock option grants in 1998 for the named executive officers.

          LONG TERM INCENTIVE PLAN - OPTION GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------------------------------------------
                                                  PERCENT OF
                                                 TOTAL OPTIONS
                         NUMBER OF SECURITIES     GRANTED TO      EXERCISE OF                       GRANT DATE
                          UNDERLYING OPTIONS     EMPLOYEES IN     BASE PRICE       EXPIRATION          VALUE
        NAME                GRANTED (#)(1)        FISCAL YEAR      ($/SH)(2)          DATE            ($)(3)
         (A)                     (B)                  (C)             (D)             (E)               (F)
--------------------------------------------------------------------------------------------------------------------
 John E. Lobbia                      0                  0                0             --                  0
--------------------------------------------------------------------------------------------------------------------
 Anthony F. Earley,
   Jr.                          25,000                9.1%          $38.60       March 22, 2008        $6.43
--------------------------------------------------------------------------------------------------------------------
 Larry G. Garberding            10,000                3.6%          $38.60       March 22, 2008        $6.43
--------------------------------------------------------------------------------------------------------------------
 Gerard M. Anderson             10,000                3.6%          $38.60       March 22, 2008        $6.43
--------------------------------------------------------------------------------------------------------------------
 Robert J. Buckler              10,000                3.6%          $38.60       March 22, 2008        $6.43
--------------------------------------------------------------------------------------------------------------------
 Douglas R. Gipson              10,000                3.6%          $38.60       March 22, 2008        $6.43
--------------------------------------------------------------------------------------------------------------------

(1) Up to 25 percent of the options are exercisable one year from the date of grant, with up to an additional 25 percent exercisable on each succeeding anniversary date of the grant for the next three years; all options will expire if not exercised within ten years of the date of grant. Options may be terminated by the Company in the event that an optionee acts in a manner adverse to the Company's best interests.

    The options expire one year after the death of the optionee and up to three years after termination of employment, as may be determined appropriate by the Special Committee on Compensation. All stock options become immediately exercisable in the event of a change in control of the Company.

(2) The exercise price of the stock options is the average of the high and low sales price on the New York Stock Exchange Composite Index on the date of grant. Stock appreciation rights were not granted in 1998.

(3) The fair value for these options was estimated at the date of grant using a modified Black/Sholes option pricing model -- American Style, a risk-free interest rate of 5.84 percent, a dividend yield of 5.39 percent, an expected volatility of 17.48 percent and an expected life of ten years. The fair value of the options granted in 1998 was $6.43 per option. The final value of the option, if any, will depend on the future value of the common stock and the optionee's decisions with respect to such options.

                              PENSION PLANS TABLE


  AVERAGE                                   YEARS OF BENEFIT SERVICE
   FINAL      ------------------------------------------------------------------------------------
COMPENSATION     5         10         15         20         25         30         35         40
--------------------------------------------------------------------------------------------------
 $250,000     $17,500   $100,000   $112,500   $125,000   $137,500   $150,000   $156,250   $162,500
  300,000      21,000    120,000    135,000    150,000    165,000    180,000    187,500    195,000
  350,000      24,500    157,500    175,000    192,500    210,000    218,750    227,500    236,250
  400,000      28,000    180,000    200,000    220,000    240,000    250,000    260,000    270,000
  450,000      31,500    202,500    225,000    247,500    270,000    281,250    292,500    303,750
  500,000      35,000    225,000    250,000    275,000    300,000    312,500    325,000    337,500
  550,000      38,500    247,500    275,000    302,500    330,000    343,750    357,500    371,250
  600,000      42,000    270,000    300,000    330,000    360,000    375,000    390,000    405,000
  650,000      45,500    292,500    325,000    357,500    390,000    406,250    422,500    438,750
  700,000      49,000    315,000    350,000    385,000    420,000    437,500    455,000    472,500
  750,000      52,500    337,500    375,000    412,500    450,000    468,750    487,500    506,250
  800,000      56,000    360,000    400,000    440,000    480,000    500,000    520,000    540,000
  850,000      59,500    382,500    425,000    467,500    510,000    531,250    552,500    573,750
  900,000      63,000    405,000    450,000    495,000    540,000    562,500    585,000    607,500

---------------
Note: The above includes benefits payable by the Detroit Edison Employees
      Retirement Plan (the "Retirement Plan") as well as directly by Detroit Edison pursuant to supplemental plans. Covered compensation under the Retirement Plan was $160,000 in 1998.

Compensation used to calculate the benefits in the Pension Plans Table utilized base salaries plus lump sums in lieu of base salary increases for the Retirement Plan portion of the calculation, and base salaries plus lump sums in lieu of base salary increases and SVIP lump sums for the Management Supplemental Benefit Plan ("MSBP") portion of the calculation. The 1998 amounts for Messrs. Lobbia, Earley, Garberding, Anderson, Buckler and Gipson were $791,750; $689,970; $418,190; $348,351; $353,322 and $285,273, respectively. The plans require certain years of service before benefits under the plans vest with the individual. Under all plans, Messrs. Lobbia, Earley, Garberding, Anderson, Buckler and Gipson have 35, 5, 10, 5, 25 and 11 actual years of service, respectively. Messrs. Earley, Garberding and Gipson have 15, 25 and 14 years, respectively, of additional awarded service for the purpose of calculating benefits under the MSBP. Mr. Earley's eligibility for the additional awarded service is subject to his meeting the eligibility requirements of the MSBP. The benefits are calculated based upon age, years of service (actual and, for MSBP, awarded), final average compensation, management position at retirement and payment option selected. Such benefits are not subject to any deductions for Social Security benefits.

                            PROXY PERFORMANCE GRAPH
                    Value of $100 Invested December 31, 1993
                        (Includes Reinvested Dividends)


                                  [LINE GRAPH]

            --------------------------------------------------------------------------------------------------------------
                                       1993           1994           1995           1996           1997           1998
            --------------------------------------------------------------------------------------------------------------
              DTE                    $100.00        $ 93.99        $133.16        $133.41        $153.16        $200.11
            --------------------------------------------------------------------------------------------------------------
              S&P                    $100.00        $101.32        $139.20        $171.19        $228.32        $293.59
            --------------------------------------------------------------------------------------------------------------
              DJEUIG                 $100.00        $ 87.68        $115.37        $116.49        $147.35        $168.57
            --------------------------------------------------------------------------------------------------------------

Assumes $100 investment on December 31, 1993, in DTE Energy common stock, the S&P 500 Index, and the Dow Jones Electric Utility Industry Group.

MISCELLANEOUS EMPLOYMENT MATTERS

In 1995, irrevocable trusts were established to provide a source of funds to assist DTE and Detroit Edison in meeting their liabilities under certain director and executive compensation plans described previously. DTE and Detroit Edison will make contributions to the trusts from time to time in amounts determined in accordance with the provisions of the trusts sufficient to pay benefits when due to participants under such plans. Notwithstanding the trusts, these plans are not qualified or funded and amounts on deposit in the trusts are subject to the claims of DTE or Detroit Edison, as the case may be, general creditors.

In 1997, the Company entered into Change-in-Control Severance Agreements with certain officers including Messrs. Lobbia, Earley, Garberding, Buckler, Anderson and Gipson. These agreements provide for severance compensation in the event that the named executives are terminated (actually or constructively) as a result of, and within two years of, a change in control of the Company. Generally, a change in control occurs for purposes of these agreements if the Company is acquired by another company or merges with another company and less than 55 percent of the new company's combined voting stock is held by holders of the voting stock of the Company immediately prior to the merger. The severance amounts would equal 300 percent in the case of Messrs. Earley, Anderson and Buckler and 200 percent in the case of Messrs. Garberding and Gipson of base salary plus target incentive payments under the SVIP and EIP. In addition, the covered executives would receive an additional two years of age and service for purposes of the MSBP. MSBP, as well as other executive benefits, would immediately vest and be payable. In 1997, the Company established a revocable trust, which is currently unfunded, to provide a source of funds for amounts that may be owing pursuant to the Change-in-Control Severance Agreements.

Messrs. Earley and Garberding have employment contracts with Detroit Edison. Mr. Earley's contract provides that retirement benefits will be calculated to reflect a specified amount for full years of service prior to establishing eligibility in MSBP. In addition, Mr. Earley, under certain circumstances, may receive accelerated vesting of common stock granted at the time of his election as Chairman and Chief Executive Officer. Mr. Garberding's contract provides certain benefits for retiree health and life insurance and dependent life insurance available to all employees who satisfy certain length of service requirements, which length of service requirements Mr. Garberding cannot achieve due to mandatory retirement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The law firm of Honigman Miller Schwartz and Cohn, of which Alan E. Schwartz is a partner, provided professional services during 1998. Mr. Schwartz is retiring from the Board as a director. There are no interlocks with any other members of the Special Committee on Compensation.

          ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to ratification by the shareholders, the Board of Directors has appointed Deloitte & Touche LLP as independent auditors of DTE for the year 1999. Deloitte & Touche LLP has performed this function since 1995.

Deloitte & Touche LLP has advised DTE that it is independent with respect to DTE and all of its affiliates within the rules and regulations of the S.E.C.

Representatives of Deloitte & Touche LLP will be present at the annual meeting and will be afforded an opportunity to make a statement, if they desire, and to respond to appropriate questions from shareholders.

                           ITEM 3. OTHER INFORMATION

AS TO OTHER BUSINESS WHICH MAY COME BEFORE THE MEETING

Management of DTE does not intend to bring any other business before the meeting for action and has not been notified of any other business proposed to be brought before the meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their judgment on such business.

2000 ANNUAL MEETING OF SHAREHOLDERS

- ACTION FROM THE FLOOR: The 2000 Annual Meeting of Shareholders will be held on Wednesday, April 26, 2000. Under the Company's Bylaws, if a shareholder wishes to ask the shareholders from the floor to consider business at the 2000 Annual Meeting, or to nominate a candidate for director from the floor at the meeting, the shareholder must give notice and certain information to the Corporate Secretary between January 25, 2000, and February 28, 2000. (Also see page 3 for additional information on recommendations for nominations from shareholders.) These dates do not apply to shareholder proposals for inclusion in the Proxy Statement which are discussed below. Specific information regarding this requirement can be obtained from the Corporate Secretary of DTE.

- SHAREHOLDER PROPOSALS: Shareholder proposals to be considered for inclusion in the Proxy Statement for the 2000 Annual Meeting must be received by the Corporate Secretary of DTE at its principal business address no later than 5 p.m. Detroit time on November 29, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file reports of ownership and changes in ownership with respect to the securities of the Company and its affiliates with the S.E.C. and to furnish copies of these reports to the Company. Based on a review of these reports and written representations from the Company's directors and officers regarding the necessity of filing a report, the Company believes that during 1998 all filing requirements were met on a timely basis.

SOLICITATION OF PROXIES

The Company paid $8,500 plus out-of-pocket expenses to Morrow & Co., Inc. to help distribute proxy materials and solicit votes. DTE will pay the cost to solicit proxies, which will be done mainly by mail. Directors and officers of DTE and employees of its affiliates may solicit proxies either personally or by telephone or electronic or facsimile transmission.

--------------------------------------------------------------------------------

                                   IMPORTANT

The interest and cooperation of all shareholders in the affairs of DTE are considered to be of the greatest importance by your management. Even though you expect to attend the annual meeting, it is urgently requested that, whether your share holdings are large or small, you promptly fill in, date, sign and return the enclosed proxy card in the envelope provided or vote by telephone or on the internet. If you will do so now, the Company will be saved the expense of follow-up notices.
--------------------------------------------------------------------------------

                                     [MAP]

                                                          ANTHONY F. EARLEY, JR.
                                            Chairman and Chief Executive Officer

                              DTE Energy Company
                              2000 2nd Ave., Detroit, MI 48226-1279
                              Tel: 313.235.4000



                                             [DTE ENERGY LOGO]

March 26, 1999

Dear Savings & Investment Plan Participant:

As a participant in The Detroit Edison Company's Savings & Investment Plan, you own shares of DTE Energy common stock. As in the past, you are entitled to direct Fidelity Management Trust Company to vote on your behalf at the April 28 Annual Meeting of the DTE Energy Company common stock shareholders. Use the enclosed form to show how you would like Fidelity to vote.

Shareholders will be voting on two issues at the April meeting. They will be asked to elect three members to the Company's Board of Directors and ratify the appointment of Deloitte & Touche LLP as independent auditors for 1999.

By completing the voting form enclosed, you will be participating in an important decision-making process. If you do not complete the form, your shares will not be voted.

Please take the time to review the instructions provided, complete the form, and return it in the enclosed envelope.

Sincerely,

/s/ TONY EARLEY

Enclosure

                                                                                     VOTE BY TELEPHONE

                                                                                     Have your proxy card available when you CALL
                                                                                     THE TOLL-FREE NUMBER 1-800-250-9081 using
                                                                                     a Touch-Tone phone.  You will be prompted
                                                                                     to enter your control number and then you can
                                                                                     follow the simple prompts that will be
                                                                                     presented to you to record your vote.

                                                                                     VOTE BY INTERNET

                                                                                     Have your proxy card available when you
                                                                                     ACCESS THE WEBSITE HTTP://WWW.VOTEFAST.COM.
                                                                                     You will be prompted to enter your control
                                                                                     number and then you can follow the simple
                                                                                     prompts that will be presented to you to record
                                                                                     your vote.

                                                                                     VOTE BY MAIL

                                                                                     Please mark, sign and date your proxy card
                                                                                     and return it in the postage paid envelope
                                                                                     provided or return it to:  Corporate Election
                                                                                     Services, P.O. Box  535600, Pittsburgh,
                                                                                     Pennsylvania 15253.

------------------------------------------------------------------------------------------------------------------------------------
   VOTE BY TELEPHONE                             VOTE BY INTERNET                              VOTE BY MAIL
Call TOLL-FREE using a                        Access the WEBSITE and                        Return your proxy
  Touch-Tone phone                                Cast your vote                           in the POSTAGE-PAID
   1-800-250-9081                             HTTP://WWW.VOTEFAST.COM                       envelope provided
------------------------------------------------------------------------------------------------------------------------------------

                                        Vote 24 hours a day, 7 days a week!

Your telephone and internet vote MUST BE RECEIVED BY 5:00 P.M. EASTERN DAYLIGHT TIME ON APRIL 27, 1999 to be counted in the final tabulation.
                      If you vote by telephone or internet, please do not send your proxy by mail.

                      ____________________________________________________________________________
                     |                       YOUR CONTROL NUMBER IS:                              |
                     |____________________________________________________________________________|

                                       PROXY MUST BE SIGNED AND DATED BELOW.
                         \/ PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING \/

DTE ENERGY COMPANY                                                                                  CONFIDENTIAL VOTING INSTRUCTIONS
------------------------------------------------------------------------------------------------------------------------------------
This voting instruction form is sent to you on behalf of the Board of Directors of DTE Energy Company.  Please complete this form on the reverse side, sign your name exactly as it appears below, and return it in the enclosed envelope.

I, as a participant in the DTE Energy Company Savings & Investment Plan, hereby direct Fidelity Management Trust Company, as Trustee for the DTE Energy Company Savings & Investment Plan, to vote all of the shares of Common Stock of DTE Energy Company represented by my proportionate interest in the Trust at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 28, 1999, and at all adjournments thereof, upon the matters set forth below and upon such other matters as may come before the meeting.

Only the Trustee can vote your shares, and the trustee only votes shares for which the Trustee has received voting instructions.
Your shares cannot be voted in person at the Annual Meeting.  How you vote these shares is confidential.  The Trustee will not disclose how you have instructed the Trustee to vote.

                                                                                     Sign here as name appears to the left.



                                                                                     _______________________________________________
                                                                                     Please sign exactly as name appears herein.
                                                                                     When signing as attorney, executor,
                                                                                     administrator, trustee, guardian, etc. give
                                                                                     full title as such

                                       PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.
                                 \/ PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING \/

The Trustee is directed to vote as specified below.  If you return this card properly signed but do not otherwise specify, your shares will be voted FOR the proposals specified below.  If you do not sign and return this form or vote by telephone or internet, the shares credited to your account will not be voted by the Trustee.


Election of Directors:  Nominees are:      (01) Lillian Bauder
                                                                                                       *For     Withheld
                                           (02) David Bing              1. Election of Directors       [  ]       [  ]
                                                                        _________________________________________________________
                                           (03) Larry G. Garberding                                    For      Against   Abstain
                                                                        2. Independent Auditors        [  ]       [  ]      [  ]
___________________________________________________________________     _________________________________________________________
  *To withhold vote from any Nominee(s), write the name(s) here.



                                                 PROXY TO BE SIGNED ON THE REVERSE SIDE


                                                               [DTE ENERGY LOGO]


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Proxy

By signing on the other side, I (we) appoint William C. Brooks, Allan D. Gilmour, Theodore S. Leipprandt and any of them, as proxies to vote my (our) shares of Common Stock at the Annual Meeting of Shareholders to be held on Wednesday, April 28, 1999, and at all adjournments thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before the meeting.

If you sign and return this proxy, the shares will be voted as directed. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2. Unless you have voted by telephone or internet, or have returned a signed proxy, your shares cannot be voted for you.


                      RECORD VOTE AND SIGN ON REVERSE SIDE

                                                                 B 967-1756 3-99

--------------------------------------------------------------------------------

Election of Director: Nominees are   (01) Lillian Bauder        (02) David Bing      Your Board of Directors recommends a vote FOR
                                     (03) Larry G. Garberding                        Proposals 1 & 2.
                                                                                     -----------------------------------------------
                                                                                                             *For  Withheld
---------------------------------------------------------------                      1. Election of Directors / /    / /
*To withhold vote from any Nominee(s), write the name(s) above.                      -----------------------------------------------
                                                                                                              For   Against  Abstain
                                                                                     2. Independent Auditors  / /    / /       / /
                                                                                     -----------------------------------------------

                                                                                     The signature(s) below should correspond
                                                                                     exactly with the name(s) as shown on the left.
                                                                                     Where stock is registered jointly in the names
                                                                                     of two or more persons, ALL should sign. When
                                                                                     signing as Attorney, Executor, Administrator,
                                                                                     Trustee, Guardian, or as Corporate Officer on
                                                                                     behalf of a corporation, please give full title
                                                                                     as such.


                                                                                     -----------------------------------------------

                                                                                     -----------------------------------------------
                                                                                     Signature(s)                  Date


--------------------------------------------------------------------------------
               Please detach proxy at perforation before mailing.
 IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY.


      VOTE BY TELEPHONE                      VOTE BY INTERNET                         VOTE BY MAIL
   Call TOLL-FREE using a                 Access the WEBSITE and                Return your proxy in the
      Touch-Tone phone                        cast your vote                      POSTAGE-PAID envelope
                                                                                        provided.
       1-800-250-9081                     http://www.votefast.com


                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

 Your telephone or internet vote must be received by 5:00 p.m. eastern daylight time on April 27, 1999, to be counted in the final tabulation.


YOUR CONTROL NUMBER IS   /              /


VOTE BY TELEPHONE
Have your proxy card available when you call the Toll-Free number
1-800-250-9081 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET
Have your proxy card available when you access the website
HTTP://WWW.VOTEFAST.COM. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: Corporate Election Services, P.O. Box 535600, Pittsburgh, Pennsylvania 15253.

TO CHANGE YOUR VOTE
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before 5:00 p.m. eastern daylight time, April 27, 1999, will be the one counted. You may also revoke your proxy by voting in person at the annual meeting.


                                                              [DTE ENERGY LOGO]